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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 15, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification #)
4643 South Ulster Street, Suite 1300, Denver, CO 80237 (Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On July 15, 2003, UnitedGlobalCom, Inc.'s majority-owned subsidiary, United Pan-Europe Communications N.V. ("UPC") issued a press release announcing that on July 11, 2003, the Dutch Attorney General delivered advice to the Dutch Supreme Court (Hoge Raad) (the "Supreme Court"), which concluded that all of the grounds for the appeal in relation to the ratification of UPC's proposed plan of compulsory composition (Akkoord) are without merit and that, therefore, the appeal should be dismissed.

        As previously reported, on December 3, 2002, UPC commenced a voluntary Chapter 11 case in the United States Bankruptcy Court for the Southern District of New York (Case No. 02-16020). Simultaneously with the commencement of the Chapter 11 case, UPC also voluntarily commenced a moratorium of payments in The Netherlands under Dutch bankruptcy law and filed the Akkoord with the Amsterdam Court (Rechtbank) (the "District Court") under the Dutch Faillissementswet. On March 13, 2003, the District Court ratified the Akkoord in a written decision, which was confirmed by the Dutch Court of Appeals. The ratification of the Akkoord has been appealed to the Supreme Court. The Supreme Court will be the final point of appeal in relation to the ratification of the Akkoord. UPC believes the appeal is without merit.

        The Supreme Court, which is independent of the Dutch Attorney General, generally takes into account the conclusion of the Dutch Attorney General and, in most cases, comes out with the same result as the Dutch Attorney General. It is expected that the Supreme Court will deal with the matter expeditiously. A copy of UPC's press release announcing the foregoing is included herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 15, 2003 of UPC (incorporated by reference from the Current Report on Form 8-K of UPC (File No. 000-25365), dated July 15, 2003).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: July 15, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 15, 2003 of UPC (incorporated by reference from the Current Report on Form 8-K of UPC (File No. 000-25365), dated July 15, 2003).

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX